99.1 3Q 2015 Supplemental Information Exhibit 99.2

Company Overview Company Information 3 Current Period Highlights 4 Financial Highlights 5 Company Snapshot 6 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA 7 Capitalization, Interest Expense and Covenants 8 Debt Composition and Maturity Schedule 9 Portfolio Information Investment Activity 10 Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration 11 Same-Property Performance and NOI 12 Portfolio Diversification by Type and Historical Campus Proximity 13 Tenant Lease Expirations and Historical Leased Rate 14 Key Health System Relationships and In-House Property Management and Leasing 15 Health System Relationship Highlights 16 Financial Statements Condensed Consolidated Balance Sheets 17 Condensed Consolidated Statements of Operations 18 Reporting Definitions 19 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies and prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC. Table of Contents 3Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is a publicly traded real estate investment trust that acquires, owns and operates medical office buildings. Over the last nine years since its formation in 2006, the company has invested $3.6 billion in medical office buildings and other healthcare assets comprising 15.3 million square feet across 28 states. HTA has a consistent track record of generating stockholder returns and listed on the New York Stock Exchange in June of 2012. HTA invests in key markets with above average growth and healthcare infrastructure that is capable of servicing long-term patient demand. Within each key market, HTA focuses on acquiring medical office buildings on health system campuses, in community-core locations, or near university medical centers. The portfolio consists of medical office buildings that are core-critical, a key part of the integrated delivery of healthcare, and that continue to complement the company’s institutional asset management and leasing platform. HTA’s business strategy is defined by establishing critical mass within key markets which allows HTA’s asset management and in-house leasing platform to drive earnings growth, capitalize on synergies and maximize expense efficiencies, and build lasting tenant relationships which leads to retention, rent growth and long- term value creation across the portfolio. Company Overview Executive Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Mark D. Engstrom I Executive Vice President - Acquisitions Amanda L. Houghton I Executive Vice President - Asset Management Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 30170 College Station, Texas 77842-3170 888.801.0107 3Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 3

Operating • Normalized FFO: Increased 9.9% to $50.0 million, compared to Q3 2014. • Normalized FFO Per Share: $0.39 per diluted share, an increase of $0.01 per diluted share, or 3%, compared to Q3 2014. • Normalized FAD: $0.35 per diluted share, or $44.7 million, an increase of $0.04 per diluted share, or 13%, compared to Q3 2014. • Same-Property Cash NOI: Increased $1.8 million, or 3.1%, to $59.5 million, compared to Q3 2014. Same-Property rental revenue increased $1.7 million, or 2.7%, to $66.5 million, compared to Q3 2014. Portfolio • Investments: During the quarter, HTA completed investments of $29.1 million increasing total year-to-date investments to $254.6 million. This includes investments in medical office buildings (100% leased and approximately 93,000 square feet of GLA) located in our key market of Columbus, Ohio and are affiliated with Mt. Carmel Hospital, Ohio Healthcare and Nationwide Children’s Hospital. In addition, HTA invested in the expansion of its Raleigh Medical Center Campus, located adjacent to the Rex Healthcare - Main Campus in Raleigh, North Carolina. This expansion totaled approximately 20,000 square feet of GLA. • Dispositions: During the quarter, HTA completed dispositions of six medical office buildings for an aggregate gross sales price of $35.7 million (approximately 192,000 square feet of GLA). • Leasing: During the quarter, HTA entered into new and renewal leases on approximately 274,000 square feet of GLA, or 1.8% of its portfolio. The new and renewal leases had releasing spreads of approximately 70 basis points, with a starting annual base rent of $24.20 per square foot of GLA compared to an ending annual base rent of $24.02 per square foot of GLA. Year-to-date, renewal leases included $1.29 for tenant improvements per year of the lease term and approximately 1 week of free rent per year of the lease term. Tenant retention for the Same-Property portfolio was 84% by GLA for the quarter. • Leased Rate: At the end of the quarter, the leased rate by GLA was 92.0%, an increase from 91.8% as of Q3 2014. For the Same- Property portfolio the leased rate increased 40 basis points to 93.0% by GLA, compared to Q3 2014. Balance Sheet and Liquidity • Balance Sheet: At the end of the quarter, HTA had total liquidity of $679.6 million, including $668.5 million of availability on its unsecured revolving credit facility and $11.1 million of cash and cash equivalents. The leverage ratio of debt to capitalization was 33.3%. • Equity Raise: During the quarter, HTA raised approximately $45.0 million from the sale of its common stock at an average price of $25.00 per share through its ATM program. Company Overview Current Period Highlights 3Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 4

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	3Q15	2Q15	1Q15	4Q14	3Q14
INCOME ITEMS					
Revenues	$ 103,942	$ 99,311	$ 98,520	$ 94,996	$ 95,534
NOI [(1)(2)]	71,021	70,074	67,823	66,667	67,008
Annualized Adjusted EBITDA [(1)(3)]	265,024	267,072	254,684	249,956	277,728
Normalized FFO [(1)(4)]	50,001	48,537	46,645	45,252	45,494
Normalized FAD [(1)(4)]	44,683	44,446	44,306	39,972	37,164
Net Income Attributable to					
Common Stockholders per diluted share [(5)]	$ 0.05	$ 0.07	$ 0.05	$ 0.17	$ 0.13
Normalized FFO per diluted share [(5)]	0.39	0.38	0.37	0.37	0.38
Normalized FAD per diluted share [(5)]	0.35	0.35	0.35	0.32	0.31
Same-Property Cash NOI Growth [(6)]	3.1%	3.0%	3.0%	3.3%	3.1%
Fixed Charge Coverage Ratio [(7)]	3.77x	3.61x	3.56x	3.83x	3.81x

	As of				
	3Q15	2Q15	1Q15	4Q14	3Q14
ASSETS					
Gross Real Estate Investments	$ 3,600,705	$ 3,606,922	$ 3,408,576	$ 3,372,820	$ 3,240,331
Total Assets	3,179,586	3,218,112	3,049,086	3,041,650	2,986,801
CAPITALIZATION					
Total Debt	$ 1,575,965	$ 1,639,001	$ 1,458,598	$ 1,412,461	$ 1,497,136
Total Stockholders' Equity	1,406,416	1,392,446	1,418,256	1,447,139	1,329,099
Total Capitalization [(8)]	4,736,971	4,683,621	5,000,523	4,834,299	4,297,469
Total Debt/Capitalization	33.3%	35.0%	29.2%	29.2%	34.8%

(1) Refer to page 19 for the reporting definitions of NOI, Annualized Adjusted EBITDA, Normalized FFO and Normalized FAD.

(2) Refer to page 12 for a reconciliation of GAAP Net Income to NOI.

(3) Refer to page 7 for a reconciliation of GAAP Net Income to Annualized Adjusted EBITDA.

(4) Refer to page 7 for a reconciliation of GAAP Net Income Attributable to Common Stockholders to Normalized FFO and FAD.

(5) For the periods ended 3Q14 and 4Q14, diluted per share amounts have been adjusted retroactively to reflect a 1-for-2 reverse stock split effected on December 15, 2014.

(6) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.

(7) Calculated as EBITDA divided by interest expense (excluding change in fair market value of derivatives) and scheduled principal payments.

(8) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus total debt outstanding at the end of the period. Refer to page 8 for details.

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Gross real estate investments (1) $ 3.6 Total portfolio GLA (2) 15.3 Leased rate 92.0% Same-Property portfolio tenant retention rate (YTD) 82% % of GLA on-campus/aligned 97% % of invested dollars in key markets & top 75 MSAs 91% Investment grade tenants (3) 44% Credit rated tenants (3) 60% Weighted average remaining lease term for all buildings (4) 5.7 Weighted average remaining lease term for single-tenant buildings (4) 7.5 Weighted average remaining lease term for multi-tenant buildings (4) 4.8 Credit ratings (by Moody’s and Standard & Poor’s) Baa2(Stable)/BBB(Stable) Cash and cash equivalents (2) $ 11.1 Debt/capitalization 33.3% Weighted average interest rate per annum on portfolio debt (5) 3.31% Building Type Presence in Top MSAs Company Snapshot (as of September 30, 2015) Company Overview 3Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 6 (1) Amount represented in billions. (2) Amounts represented in millions. (3) Amounts based on annualized base rent. (4) Amounts presented in years. (5) Includes the impact of interest rate swaps. % of Portfolio (based on GLA) % of Portfolio (based on invested dollars)

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD	Three Months Ended 3Q15	Three Months Ended 3Q14	Nine Months Ended 3Q15	Nine Months Ended 3Q14
Net income attributable to common stockholders	$ 6,463	$ 16,032	$ 22,559	$ 24,179
Depreciation and amortization expense	40,188	35,802	114,220	104,346
Gain on sales of real estate, net	(152)	(11,766)	(152)	(11,766)
Impairment	—	—	1,655	—
FFO attributable to common stockholders	$ 46,499	$ 40,068	$ 138,282	$ 116,759
Acquisition-related expenses	907	2,802	3,365	8,647
Loss (gain) on change in fair value of derivative financial instruments, net	2,383	(2,564)	3,079	857
Loss (gain) on extinguishment of debt, net	14	5,028	(107)	4,663
Noncontrolling income from partnership units included in diluted shares	71	160	348	252
Other normalizing items, net	127	—	216	209
Normalized FFO attributable to common stockholders	$ 50,001	$ 45,494	$ 145,183	$ 131,387
Other income	(72)	(1)	(91)	(41)
Non-cash compensation expense	1,358	1,025	4,462	3,279
Straight-line rent adjustments, net	(1,750)	(2,526)	(5,835)	(6,179)
Amortization of below and above market leases/leasehold interests, net	603	617	1,755	1,892
Deferred revenue - tenant improvement related	(193)	(131)	(462)	(403)
Amortization of deferred financing costs and debt discount/premium, net	702	624	2,445	1,738
Recurring capital expenditures, tenant improvements and leasing commissions	(5,966)	(7,938)	(14,022)	(16,497)
Normalized FAD attributable to common stockholders	$ 44,683	$ 37,164	$ 133,435	$ 115,176
Net income attributable to common stockholders per diluted share (1)	$ 0.05	$ 0.13	$ 0.18	$ 0.20
FFO adjustments per diluted share, net (1)	0.31	0.20	0.90	0.77
FFO attributable to common stockholders per diluted share (1)	$ 0.36	$ 0.33	$ 1.08	$ 0.97
Normalized FFO adjustments per diluted share, net (1)	0.03	0.05	0.06	0.12
Normalized FFO attributable to common stockholders per diluted share (1)	$ 0.39	$ 0.38	$ 1.14	$ 1.09
Normalized FAD adjustments per diluted share, net (1)	(0.04)	(0.07)	(0.09)	(0.13)
Normalized FAD attributable to common stockholders per diluted share (1)	$ 0.35	$ 0.31	$ 1.05	$ 0.96
Weighted average diluted common shares outstanding (1)	128,793	120,716	127,680	120,304

Adjusted EBITDA	Three Months Ended 3Q15
Net income	$ 6,554
Depreciation and amortization expense	40,518
Interest expense and net change in fair value of derivative financial instruments	16,822
EBITDA	$ 63,894
Acquisition-related expenses	907
Non-cash compensation expense	1,358
Pro forma impact of acquisitions/dispositions	235
Gain on sales of real estate, net	(152)
Loss on extinguishment of debt, net	14
Adjusted EBITDA	66,256
Annualized Adjusted EBITDA	$ 265,024

(1) For the three and nine months ended September 30, 2014, amounts have been adjusted retroactively to reflect a 1-for-2 reverse stock split effected on December 15, 2014.

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Financial Information

Capitalization, Interest Expense and Covenants

(as of September 30, 2015, dollars and shares in thousands, except stock price)

Capitalization

Secured Mortgages	$ 345,724
Unsecured Term Loans	455,000
Unsecured Senior Notes	600,000
Unsecured Revolving Credit Facility	176,000
Net Discount	(759)
Total Debt	$ 1,575,965
Stock Price (as of September 30, 2015)	$ 24.51
Total Diluted Common Shares Outstanding	128,968
Equity Capitalization	$ 3,161,006
Total Capitalization	$ 4,736,971
Total Undepreciated Assets	$ 3,821,205
Debt/Capitalization	33.3%
Debt/Undepreciated Assets	41.2%
Debt/Annualized Adjusted EBITDA Ratio	5.9x


Secured Debt - 7%
Unsecured Debt - 26%
Equity - 67%

Interest Expense

	Three Months Ended		Nine Months Ended	
	3Q15	3Q14	3Q15	3Q14
Interest related to derivative financial instruments	$ 903	$ 1,433	$ 2,278	$ 4,148
Loss (gain) on change in fair value of derivative financial instruments, net	2,383	(2,564)	3,079	857
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	3,286	(1,131)	5,357	5,005
Interest related to debt	13,536	14,119	41,499	37,802
Total interest expense	$ 16,822	$ 12,988	$ 46,856	$ 42,807
Interest expense excluding net change in fair value of derivative financial instruments	$ 14,439	$ 15,552	$ 43,777	$ 41,950

Covenants

Bank Loans	Required	3Q15
Total Leverage	60%	40%
Secured Leverage	30%	9%
Fixed Charge Coverage	1.50x	3.77x
Unencumbered Leverage	60%	39%
Unencumbered Coverage	1.75x	5.64x

Senior Notes	Required	3Q15
Total Leverage	60%	42%
Secured Leverage	40%	9%
Unencumbered Asset Coverage	150%	248%
Interest Coverage	1.50x	4.31x

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Healthcare Trust of America, Inc. I 8

Financial Information Debt Composition and Maturity Schedule (as of September 30, 2015, dollars in thousands) 3Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 9 Unsecured Revolving Credit Facility due 2020 (1) Secured Mortgages Unsecured Term Loan due 2019 Unsecured Term Loan due 2019 (2) Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2023 Total 2015 $ — $ 1,824 $ — $ — $ — $ — $ 1,824 2016 — 69,657 — — — — 69,657 2017 — 116,626 — — — — 116,626 2018 — 14,429 — — — — 14,429 2019 — 9,280 155,000 300,000 — — 464,280 Thereafter 176,000 133,908 — — 300,000 300,000 909,908 Subtotal 176,000 345,724 155,000 300,000 300,000 300,000 1,576,724 Net premiums (discounts) — 2,866 — — (1,764) (1,861) (759) Total $ 176,000 $ 348,590 $ 155,000 $ 300,000 $ 298,236 $ 298,139 $ 1,575,965 Stated Rate (3) 1.24% 5.33% 1.89% 1.34% 3.38% 3.70% 3.10% Hedged Rate (4) 1.24% 5.61% 2.99% 1.56% 3.38% 3.70% 3.31% Debt Composition (1) Rate does not include the 20 basis points facility fee that is payable on the entire $850 million revolving credit facility. (2) Does not reflect the 1-year extension at the option of the borrower which could extend the term loan to 2020. (3) The stated rate on the debt instrument as of the end of the period. (4) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of the end of the period. Debt Maturity Schedule Unsecured Revolving Credit Facility due 2020 Unsecured Term Loan due 2019 Unsecured Term Loan due 2019 Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2023 Secured Mortgages $1,000,000 $750,000 $500,000 $250,000 $0 2015 2016 2017 2018 2019 Thereafter $1,824 $69,657 $116,626 $14,429 $464,280 $909,908 (2)

Property Market Date Acquired % Leased at Acquisition Purchase Price GLA WellStar MOBs (2 buildings) Atlanta, GA March 98% $ 35,300 117 Tryon MOBs (2 buildings) Raleigh, NC April 100 18,670 67 Community Health MOB Indianapolis, IN April 96 38,050 126 Medical University of South Carolina MOB Charleston, SC May 100 10,600 39 Rex Healthcare - Cary MOB Raleigh, NC May 100 21,390 64 670 Albany Street at Boston Medical Center Boston, MA June 100 101,500 161 Diley Ridge MOB Columbus, OH July 100 11,500 46 Hilliard MOB Columbus, OH September 100 13,400 47 Total $ 250,410 667 Portfolio Information Investment Activity (as of September 30, 2015, dollars and GLA in thousands) 2015 Acquisitions Annual Investments (1) 3Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 10 Dispositions Acquisitions $1,000,000 $800,000 $600,000 $400,000 $200,000 $0 2007 2008 2009 2010 2011 2012 2013 2014 2015 $82,885 $413,150 $542,976 $455,950 $802,148 $68,314 $294,937 $397,826 $439,530 (1) Excludes real estate notes receivable. (2) Includes $4.2 million investment in the expansion of HTA’s Raleigh Medical Center Campus. $254,610 (2) 2015 Dispositions Property Location Date Disposed Disposition Price GLA MOB Portfolio (4 buildings) NY, WI, GA July $ 33,895 167 Pearland MOB Pearland, TX July 1,000 20 Lakeview MOB Sun City, AZ August 790 5 Total $ 35,685 192 $35,685

Portfolio Information

Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration

(as of September 30, 2015, dollars and GLA in thousands)

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent	% of Annualized Base Rent
Southwest	$ 1,060,647	29.8%	4,298	28.0%	$ 93,982	29.5%
Southeast	1,046,324	29.4	4,782	31.2	94,356	29.7
Northeast	864,365	24.3	3,383	22.0	77,698	24.4
Midwest	585,844	16.5	2,886	18.8	52,169	16.4
Total	$ 3,557,180	100%	15,349	100%	$ 318,205	100%

Key Markets and Top 75 MSA Concentration [(1)]

Key Markets	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent	% of Annualized Base Rent
Boston, MA	$ 363,800	10.2%	844	5.5%	$ 27,938	8.8%
Dallas, TX	223,448	6.3	682	4.5	19,150	6.0
Phoenix, AZ	189,641	5.3	1,017	6.6	18,558	5.8
Albany, NY	179,253	5.0	879	5.7	16,626	5.2
Greenville, SC	179,070	5.0	965	6.3	17,307	5.4
Miami, FL	173,807	4.9	887	5.8	17,305	5.4
Atlanta, GA	156,743	4.4	663	4.3	12,865	4.0
Indianapolis, IN	155,700	4.4	977	6.4	13,928	4.4
Pittsburgh, PA	148,612	4.2	1,094	7.1	20,111	6.3
Houston, TX	148,065	4.2	672	4.4	15,729	4.9
Tampa, FL	123,593	3.5	383	2.5	8,720	2.8
Denver, CO	111,700	3.2	371	2.4	8,642	2.7
Raleigh, NC	100,260	2.8	434	2.8	9,190	2.9
White Plains, NY	92,750	2.6	276	1.8	6,828	2.1
Charleston, SC	65,101	1.8	253	1.7	4,650	1.5
Orlando, FL	62,300	1.8	289	1.9	6,016	1.9
Honolulu, HI	47,250	1.3	142	0.9	3,716	1.2
Columbus, OH	46,800	1.3	208	1.4	2,845	0.9
Austin, TX	29,250	0.8	84	0.5	2,118	0.7
	2,597,143	73.0	11,120	72.5	232,242	72.9
Additional Top 75 MSAs	634,771	17.9	2,764	18.0	56,183	17.7
Total Key Markets & Top 75 MSAs	$ 3,231,914	90.9%	13,884	90.5%	$ 288,425	90.6%

(1) Key markets are titled based on HTA's concentration in the respective Metropolitan Statistical Area ("MSA").

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Portfolio Information

Same-Property Performance and NOI

(as of September 30, 2015, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year (1)	
	3Q15	2Q15	3Q14	$ Change	% Change	$ Change	% Change
Rental Revenue	$ 66,454	$ 66,140	$ 64,717	$ 314	0.5%	$ 1,737	2.7%
Tenant Recoveries	18,078	16,269	17,345	1,809	11.1	733	4.2
Total Rental Income	84,532	82,409	82,062	2,123	2.6	2,470	3.0
Expenses	25,055	23,716	24,369	1,339	5.6	686	2.8
Same-Property Cash NOI	$ 59,477	$ 58,693	$ 57,693	$ 784	1.3%	$ 1,784	3.1%

	As of		
	3Q15	2Q15	3Q14
Number of Buildings	262	262	262
GLA	12,962	12,943	12,943
Leased GLA, end of period	12,055	12,008	11,988
Leased %, end of period	93.0%	92.8%	92.6%

NOI

	Three Months Ended	
	3Q15	3Q14
Net income	$ 6,554	$ 16,220
General and administrative expenses	6,430	5,935
Acquisition-related expenses	907	2,802
Depreciation and amortization expense	40,518	35,802
Interest expense and net change in fair value of derivative financial instruments	16,822	12,988
Gain on sales of real estate, net	(152)	(11,766)
Loss on extinguishment of debt, net	14	5,028
Other income	(72)	(1)
NOI	$ 71,021	$ 67,008
NOI percentage growth	6.0%	
NOI	$ 71,021	$ 67,008
Straight-line rent adjustments, net	(1,750)	(2,526)
Amortization of below and above market leases/leasehold interests, net	603	617
Lease termination fees	(5)	(26)
Cash NOI	69,869	65,073
Notes receivable interest income	—	(187)
Non Same-Property Cash NOI	(10,392)	(7,193)
Same-Property Cash NOI	$ 59,477	$ 57,693
Same-Property Cash NOI percentage growth	3.1%	

(1) Tenant recoveries and expenses in 3Q14 include the impact of a $0.9 million adjustment to decrease estimated property tax expenses of recently acquired buildings. There was no impact to NOI as the buildings were 100% occupied with triple net leases.

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Portfolio Information

Portfolio Diversification by Type and Historical Campus Proximity

(as of September 30, 2015, dollars and GLA in thousands)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	73	17	3,760	24.5%	$ 76,633	24.1%
Multi-tenant	212	24	10,354	67.4	209,526	65.9
Other Healthcare Facilities						
Hospitals	10	4	655	4.3	23,016	7.2
Senior care	9	3	580	3.8	9,030	2.8
Total	304	28	15,349	100%	$ 318,205	100%

	Number of Buildings	Number of States	GLA	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Net-Lease/Gross-Lease						
Net-lease	194	26	9,891	64.4%	$ 214,149	67.3%
Gross-lease	110	15	5,458	35.6	104,056	32.7
Total	304	28	15,349	100%	$ 318,205	100%

Historical Campus Proximity (1)

	As of				
	3Q15	2Q15	1Q15	4Q14	3Q14
Off-Campus Aligned	27%	26%	25%	25%	23%
On-Campus	70	70	71	71	73
On-Campus/Aligned	97%	96%	96%	96%	96%
Off-Campus/Non-Aligned	3	4	4	4	4
Total	100%	100%	100%	100%	100%

(1) Percentages shown as percent of total GLA.

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Healthcare Trust of America, Inc. I 13

Portfolio Information

Tenant Lease Expirations and Historical Leased Rate

(as of September 30, 2015, dollars and GLA in thousands)

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases	% of Leased GLA	Annualized Base Rent of Expiring Leases	% of Total Annualized Base Rent
Month-to-month	130	211	1.5%	$ 4,338	1.3%
2015	93	177	1.3	4,024	1.3
2016	358	1,191	8.4	26,693	8.4
2017	359	1,387	9.8	30,220	9.5
2018	330	1,728	12.2	35,980	11.3
2019	252	1,181	8.4	28,627	9.0
2020	231	1,129	8.0	27,543	8.7
2021	209	1,600	11.3	35,194	11.1
2022	145	1,062	7.5	24,805	7.8
2023	66	753	5.3	14,677	4.6
2024	83	1,250	8.9	26,191	8.2
Thereafter	171	2,446	17.4	59,913	18.8
Total	2,427	14,115	100%	$ 318,205	100%

Historical Leased Rate

	As of				
	3Q15	2Q15	1Q15	4Q14	3Q14
Total Portfolio Leased Rate	92.0%	91.7%	91.7%	92.0%	91.8%
On-Campus/Aligned Leased Rate	92.1%	92.0%	92.0%	92.2%	92.1%
Off-Campus/Non-Aligned Leased Rate	88.4%	83.1%	84.4%	86.5%	85.4%

3Q 2015 I Supplemental Information
Healthcare Trust of America, Inc. I 14

Portfolio Information

Key Health System Relationships and In-House Property Management and Leasing

(as of September 30, 2015, dollars and GLA in thousands, except as otherwise noted)

Key Health System Relationships [1]

Health System	Weighted Average Remaining Lease Term [2]	Credit Rating	Total Leased GLA	% of Leased GLA	Annualized Base Rent	% of Annualized Base Rent
Highmark-Allegheny Health Network [3]	7	A-	876	6.2%	$ 16,370	5.1%
Greenville Hospital System	9	A1	761	5.4	13,999	4.4
Tufts Medical Center	12	BBB	252	1.8	9,662	3.0
Hospital Corp of America	4	BB	390	2.8	9,616	3.0
Community Health Systems (TN)	3	B1	333	2.4	7,795	2.5
Steward Health Care System	12	B3	321	2.3	7,637	2.4
Aurora Health Care	9	A2	277	2.0	6,385	2.0
Boston Medical Center	6	Baa2	87	0.6	4,673	1.5
Rush University Medical Center	4	A1	137	1.0	4,672	1.5
Indiana University Health	3	Aa3	289	2.1	4,281	1.4
Deaconess Health System	8	AA-	261	1.9	4,079	1.3
Boston University	5	A1	74	0.5	3,956	1.2
Mercy Health	12	Aa3	112	0.8	3,471	1.1
Community Health Network (IN)	5	A2	189	1.3	3,425	1.1
Diagnostic Clinic (BCBS of FL)	15	A+	117	0.8	3,253	1.0
Banner Health	4	AA-	134	1.0	3,233	1.0
Capital District Physicians Health Plan	11	NR	205	1.5	3,153	1.0
Total			4,815	34.4%	$ 109,660	34.5%

In-House Property Management and Leasing

As of September 30, 2015, HTA's in-house property management and leasing platform operated approximately 14.4 million square feet of GLA, or 94%, of HTA's total portfolio.


Key Market
Portfolio Property
HTA Management Office
HTA Regional Headquarter Office
HTA Corporate Office & Regional Headquarter Office

(1) The amounts in this table illustrate only direct leases with selected top health systems in the HTA portfolio and is not inclusive of all health system tenants.

(2) In years.

(3) Credit rating refers to Highmark, Inc. Refer to page 16 for details.

3Q 2015 I Supplemental Information
Healthcare Trust of America, Inc. I 15

Boston Medical Center (Baa2), located in the historic South End Medical cluster of Boston, Massachusetts, is a private, not-for-profit academic center seeing more than one million patient visits a year. BMC is the primary teaching affiliate for the Boston University’s School of Medicine, and is the busiest trauma and emergency services center in New England. They have initiated a $300 million campus redesign which will include an additional 400,000 SF for inpatient services. As a recognized leader in groundbreaking medical research, BMC received approximately $120 million in 2014 to fund over 500 research and service projects. Community Health Systems, Inc. (B1), headquartered in Franklin, Tennessee, is one of the nation’s leading operators of general acute care hospitals. The organization includes 198 affiliated hospitals in 29 states with approximately 30,000 licensed beds. Affiliated hospitals are dedicated to providing quality healthcare for local residents and contribute to the economic development of their communities. Based on the unique needs of each community served, these hospitals offer a wide range of diagnostic, medical and surgical services in inpatient and outpatient settings. Greenville Health System (A1), located in Greenville, South Carolina, is a public not-for-profit academic healthcare delivery system committed to medical excellence through clinical care, education and research. GHS is a health resource for its community and a leader in transforming the delivery of healthcare for the benefit of people and communities served. The University of South Carolina School of Medicine Greenville is located on GHS’ Greenville Memorial Medical Campus. The medical school is focused on transforming healthcare by training physicians to connect with communities, patients, colleagues and technology in a new, more progressive way. Highmark-Allegheny Health Network (A-), based in Pittsburgh, Pennsylvania, is a diversified healthcare partner that serves members across the United States through its businesses in health insurance, dental insurance, vision care and reinsurance. Highmark is the fourth largest BlueCross and Blue Shield-affiliated company. In 2013, Highmark and West Penn Allegheny combined to create an integrated care delivery model which they believe will preserve an important community asset that provides high-quality, efficient health care for patients. Highmark’s mission is to deliver high quality, accessible, understandable and affordable experiences, outcomes and solutions to their customers. Hospital Corporation of America (BB), based in Nashville, Tennessee, HCA was one of the nation’s first hospital companies. Today, they are a company comprised of locally managed facilities that includes approximately 165 hospitals, 115 freestanding surgery centers in 20 states and England employing approximately 204,000 people. Approximately four to five percent of all inpatient care delivered in the country today is provided by HCA facilities. HCA is committed to the care and improvement of human life and strives to deliver high quality, cost effective healthcare in the communities they serve. Indiana University Health (Aa3), based in Indianapolis, Indiana, is Indiana’s most comprehensive healthcare system. A unique partnership with Indiana University School of Medicine, one of the nation’s leading medical schools, gives patients access to innovative treatments and therapies. IU Health is comprised of hospitals, physicians and allied services dedicated to providing preeminent care throughout Indiana and beyond. Steward Health Care System (B3), located in Boston, Massachusetts, is a community-based accountable care organization and community hospital network with 3,000 physicians, 10 hospital campuses, 30 affiliated urgent care providers, home care, hospice and other services. The system serves more than one million patients annually in over 150 communities in the greater Boston area. Other Steward Health Care entities include Steward Medical Group, Steward Health Care network, and Steward Home Care. Tenet Healthcare System (B1), located in Dallas, Texas, is a leading health care services company. Through its network, Tenet operates 87 hospitals, over 400 outpatient centers and has over 130,000 employees. Across the network, compassionate, quality care is provided to millions of patients through a wide range of services. Tenet is affiliated with Conifer Health Solutions, which helps hospitals, employers and health insurance companies improve the efficiency and performance of their operations and the health of the people they serve. Tufts Medical Center (BBB), located in Boston, Massachusetts, is a 415-bed academic medical center, providing everything from routine and emergency care to treating the most complex diseases and injuries affecting adults and children throughout New England. Tufts Medical Center is the principal teaching hospital for Tufts University School of Medicine, and has consistently been ranked in the top quartile of major academic medical centers in the country by The University Health System Consortium. WellStar Health System (Aa3), located in Atlanta, Georgia, is a leading not-for-profit health system with over 1,300 beds in the Southeast. Today, the WellStar Health System is comprised of five hospitals, seven urgent care centers, 16 satellite diagnostic imaging centers, over 500 primary care providers, and over 12,000 employees. The WellStar Kennestone Hospital in Marietta is the only Level II trauma center in Cobb County which contributes to the fact that WellStar serves more emergency room patients than any other health system in Georgia. Portfolio Information Health System Relationship Highlights 3Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 16

As of 3Q15 4Q14 ASSETS Real estate investments: Land $ 298,515 $ 287,755 Building and improvements 2,871,512 2,665,777 Lease intangibles 430,678 419,288 3,600,705 3,372,820 Accumulated depreciation and amortization (641,619) (549,976) Real estate investments, net 2,959,086 2,822,844 Cash and cash equivalents 11,146 10,413 Restricted cash and escrow deposits 17,714 20,799 Receivables and other assets, net 148,447 144,106 Other intangibles, net 43,193 43,488 Total assets $ 3,179,586 $ 3,041,650 LIABILITIES AND EQUITY Liabilities: Debt $ 1,575,965 $ 1,412,461 Accounts payable and accrued liabilities 95,029 101,042 Derivative financial instruments - interest rate swaps 4,254 2,888 Security deposits, prepaid rent and other liabilities 39,261 32,687 Intangible liabilities, net 26,970 12,425 Total liabilities 1,741,479 1,561,503 Commitments and contingencies Redeemable noncontrolling interests 3,756 3,726 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 127,037,807 and 125,087,268 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively 1,270 1,251 Additional paid-in capital 2,328,702 2,281,932 Cumulative dividends in excess of earnings (923,556) (836,044) Total stockholders’ equity 1,406,416 1,447,139 Noncontrolling interests 27,935 29,282 Total equity 1,434,351 1,476,421 Total liabilities and equity $ 3,179,586 $ 3,041,650 Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share data) 3Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 17

Financial Statements

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended	
	3Q15	3Q14	3Q15	3Q14
Revenues:				
Rental income	$ 103,875	$ 95,277	$ 301,570	$ 274,675
Interest and other operating income	67	257	203	1,834
Total revenues	103,942	95,534	301,773	276,509
Expenses:				
Rental	32,921	28,526	92,855	85,179
General and administrative	6,430	5,935	19,229	18,137
Acquisition-related	907	2,802	3,365	8,647
Depreciation and amortization	40,518	35,802	115,179	104,346
Impairment	—	—	1,655	—
Total expenses	80,776	73,065	232,283	216,309
Income before other income (expense)	23,166	22,469	69,490	60,200
Interest expense:				
Interest related to derivative financial instruments	(903)	(1,433)	(2,278)	(4,148)
(Loss) gain on change in fair value of derivative financial instruments, net	(2,383)	2,564	(3,079)	(857)
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	(3,286)	1,131	(5,357)	(5,005)
Interest related to debt	(13,536)	(14,119)	(41,499)	(37,802)
Gain on sales of real estate, net	152	11,766	152	11,766
(Loss) gain on extinguishment of debt, net	(14)	(5,028)	107	(4,663)
Other income	72	1	91	41
Net income	$ 6,554	$ 16,220	$ 22,984	$ 24,537
Net income attributable to noncontrolling interests	(91)	(188)	(425)	(358)
Net income attributable to common stockholders	$ 6,463	$ 16,032	$ 22,559	$ 24,179
Earnings per common share - basic (1)				
Net income attributable to common stockholders	$ 0.05	$ 0.13	$ 0.18	$ 0.20
Earnings per common share - diluted (1)				
Net income attributable to common stockholders	$ 0.05	$ 0.13	$ 0.18	$ 0.20
Weighted average common shares outstanding: (1)				
Basic	126,863	119,484	125,750	119,049
Diluted	128,793	120,716	127,680	120,304

(1) For the three and nine months ended September 30, 2014, amounts have been adjusted retroactively to reflect a 1-for-2 reverse stock split effected on December 15, 2014.

3Q 2015 I Supplemental Information
Healthcare Trust of America, Inc. I 18

3Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 19 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”): Is presented on an assumed annualized basis. We define Adjusted EBITDA for HTA as net income computed in accordance with GAAP plus: (i) depreciation and amortization; (ii) interest expense and net change in the fair value of derivative financial instruments; (iii) gain or loss on sales of real estate; (iv) acquisition-related expenses; (v) impairment; (vi) non-cash compensation expense; (vii) pro forma impact of our acquisitions/dispositions; and (viii) gain or loss on extinguishment of debt. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Cash Net Operating Income (“Cash NOI”):  Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests; and (iii) lease termination fees. HTA believes that Cash NOI provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of our tenants or their parent companies. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from the sales of real estate property and impairment write-downs of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real asset values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. HTA’s methodology for calculating FFO may be different from methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. FFO should be reviewed in connection with other GAAP measurements. Gross Leasable Area (“GLA”): Gross leasable area (in square feet). Gross Real Estate Investments: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased, including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”):  NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) acquisition-related expenses; (iii) depreciation and amortization expense; (iv) interest expense and net change in fair value of derivative financial instruments; (v) gain or loss on sales of real estate; (vi) gain or loss on extinguishment of debt; and (vii) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements. Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments; (iv) amortization of below and above market leases/leasehold interests; (v) deferred revenue - tenant improvement related; (vi) amortization of deferred financing costs and debt premium/discount; and (vii) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of our operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) acquisition-related expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) gain or loss on extinguishment of debt; (iv) noncontrolling income or loss from partnership units included in diluted shares; and (v) other normalizing items. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Off-Campus/Non-Aligned:  A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have a majority alignment with a recognized healthcare system. On-Campus/Aligned:  On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for (i) recurring capital expenditures required to maintain and re-tenant our properties, (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Tenant Retention is defined as the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): Same-Property Cash NOI excludes properties which have not been owned and operated during the entire span of all periods presented or are intended to be sold in the near term, notes receivable interest income, and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.